UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 1, 2017 (Date of earliest event reported)

POTLATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. First Avenue, Suite 1600, Spokane WA		99201
(Address of principal executive offices)		(Zip Code)

509-835-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Items 1.01

Entry into a Material Definitive Agreement

On December 1, 2017, the Board of Directors (the “Board”) of Potlatch Corporation (the “Company”), acting on the recommendation of the Nominating and Governance Committee of the Board, approved the form of the Amendment to the Deferred Compensation Plan for Directors II and approved a form of Restricted Stock Unit Award Notice and Agreement (Directors) 2014 Long-Term Incentive Plan. Beginning at the Board’s annual meeting in 2018, the Company shall issue to each non-employee Director serving in 2018, the number of restricted stock units (“RSUs”) equal to $75,000 divided by the closing price per share of the Common Stock of the Company on the date of the annual meeting in accordance with the terms and provisions of the Company’s 2014 Long-Term Incentive Plan.

The foregoing description is qualified in its entirety by reference to the full text of the amendment and the RSU Agreement, which are attached as Exhibit 10.1 and 10.2 hereto and incorporated in this Item 1.01.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits.

10.1	First Amendment to the Potlatch Corporation Deferred Compensation Plan for Directors II
10.2	Potlatch Corporation Restricted Stock Unit Award Notice and Agreement (Directors) 2014 Long-Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2017

POTLATCH CORPORATION

By:	/s/ Lorrie D. Scott
Lorrie D. Scott
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	First Amendment to the Potlatch Corporation Deferred Compensation Plan for Directors II
10.2	Potlatch Corporation Restricted Stock Unit Award Notice and Agreement (Directors) 2014 Long-Term Incentive Plan

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